SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 23, 2015
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 23, 2015, Net Data Centers, a customer of DuPont Fabros Technology, Inc. (the “Company”), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Court”), Case No. 2:15-bk-12690-BB. Net Data Centers currently leases and occupies space at the Company’s ACC4, ACC5, VA3 and NJ1 data center facilities, and, as of April 1, 2015, represented approximately 3.5% of the Company’s annualized base rent.
On June 23, 2015, the Court granted the motion of Net Data Centers to set as June 30, 2015 the date by which it must accept or reject the real property leases at the Company’s data center facilities. If no action is taken by Net Data Centers prior to June 30, 2015, these leases will be deemed to be rejected effective July 1, 2015, in which case Net Data Centers will be required to vacate these facilities.
The NJ1 lease with Net Data Centers represents 2.28 megawatts of critical load, 11,000 computer room square feet and, as of April 1, 2015, $3.3 million of base rent per year, which is 1.1% of the Company’s annualized base rent. Currently, NJ1 is 70% leased based on computer room square feet and 59% leased based on critical load. If Net Data Centers rejects this lease, NJ1 will be 58% leased based on computer room square feet and 46% leased based on critical load.
The ACC5 lease with Net Data Centers represents 0.40 megawatts of critical load, 1,930 computer room square feet and, as of April 1, 2015, $0.7 million of base rent per year, which is 0.2% of the Company’s annualized base rent. Currently, ACC5 is 99% leased based on computer room square feet and critical load. If this lease is rejected, ACC5 will be 98% leased based on computer room square feet and 98% leased based on critical load.
The ACC4 lease with Net Data Centers represents 2.28 megawatts of critical load, 10,800 computer room square feet and, as of April 1, 2015, $4.4 million of base rent per year, which is 1.5% of the Company’s annualized base rent. Currently ACC4 is 100% leased based on computer room square feet and critical load. If this lease is rejected, ACC4 will be 94% leased based on computer room square feet and 94% leased based on critical load.
The VA3 lease with Net Data Centers represents 1.30 megawatts of critical load, 15,122 computer room square feet and, as of April 1, 2015, $1.9 million of base rent per year, which is 0.7% of the Company’s annualized base rent. Currently VA3 is 94% leased based on computer room square feet and 95% leased based on critical load. If this lease is rejected, VA3 will be 83% leased based on computer room square feet and 85% leased based on critical load.
The Company and Net Data Centers are currently in discussions regarding Net Data Centers’ leases but have not yet reached an agreement. There can be no assurance regarding the outcome of these discussions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

June 24, 2015	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary